Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate November 6, 2014	Brian M. Welsch Investor Relations 716-857-7875

David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS 2014 EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the fourth quarter and fiscal year ended September 30, 2014, of $57.4 million, or $0.68 per share, and $299.4 million, or $3.52 per share, respectively.

HIGHLIGHTS

•Consolidated earnings before items impacting comparability (“Operating Results”) for the fourth quarter and fiscal year ended September 30, 2014, were $50.4 million, or $0.60 per share, and $291.8 million, or $3.43 per share, respectively.

•Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) for fiscal 2014, were $953.5 million compared to $852.1 million for the prior year, an increase of 12%.

•In the Midstream businesses (which consist of the Company's Pipeline and Storage and Gathering segments), Adjusted EBITDA for fiscal 2014 were $250.1 million, a 31% increase over the prior year.

•Seneca Resources Corporation’s (“Seneca”) fourth quarter production of natural gas and crude oil was 46.0 billion cubic feet equivalent (“Bcfe”), an increase of 12.7 Bcfe or approximately 38% over the prior year’s fourth quarter. Pricing related curtailments for the quarter were approximately 5 Bcf. Average daily production during the quarter was 500 million cubic feet equivalent (“MMcfe”) per day. Total production for fiscal 2014 increased to 160.5 Bcfe, an increase of 39.8 Bcfe over the prior year.

•Seneca’s total reserves at September 30, 2014, were 1.9 trillion cubic feet equivalent (“Tcfe”), an increase of 365 Bcfe or 24%. Seneca replaced 327% of fiscal 2014 production.

•A conference call is scheduled for Friday, November 7, 2014, at 11 a.m. Eastern Time.

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MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: “I am pleased to report the results of another very successful fiscal year. While each of our business segments had a solid operating performance during our 2014 fiscal year, our midstream businesses were the main driver of our increased earnings.

“We continue to capitalize on opportunities to build midstream pipeline infrastructure to move clean-burning natural gas produced from the Marcellus Shale to the market areas.

“The exploration success that producers have enjoyed in the Appalachian Basin in both the Marcellus and Utica shales has outstripped available pipeline capacity and has placed near-term commodity pricing pressure on those producers, including our own Seneca Resources. Those pricing pressures are evidenced by our decrease in earnings guidance for our next fiscal year. Customers of our Utility segment were the primary beneficiaries of increasing production in the basin, where ample supplies of flowing natural gas and gas withdrawn from storage helped to keep heating bills low over this past winter, which was the coldest in 50 years.

“Looking ahead to 2015 and 2016, we will continue our plan to develop and build midstream projects to help alleviate capacity constraints and pricing pressures facing Seneca. In addition, Seneca’s ongoing drilling program will be designed to increase our production and fill the firm pipeline capacity that Seneca has committed to in 2016 and 2017.

“We are in a great position to continue the growth of the Company. Our integrated structure allows the ongoing efficient development of our mineral acreage, which is made more valuable by our investments in pipeline infrastructure that provides access to markets that are becoming more reliant on this abundant and clean burning fuel.”

EXPLORATION AND PRODUCTION SEGMENT OPERATIONS UPDATE

Seneca has continued to focus on the development of its Western Development Area (“WDA”) acreage in the Marcellus Shale, where Seneca is operating two of its three horizontal drilling rigs. The third rig, which is currently drilling a Utica delineation well in Tioga County, Pa., is expected to return to drilling in the WDA during the first quarter of fiscal 2015. Seneca’s Marcellus development in fiscal 2015 will be focused almost exclusively on the WDA in order to develop natural gas production to fill approximately 500 MMcfe per day of pipeline transportation capacity associated with the Northern Access 2015 and Northern Access 2016 expansion projects.

During the fourth quarter, Seneca brought on 15 new Marcellus development wells in the greater Clermont-Rich Valley area. These wells, located on Pad N and Pad H where Seneca pays no royalty and, therefore, has a 100% net working and revenue interest, had a combined average initial 24-hour production rate of 8.1 MMcfe per day. The wells had an average lateral length of 5,710 feet and were completed using a reduced cluster spacing (“RCS”) design, averaging 38 stages per well. The average capital cost to drill and complete

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each of these wells was approximately $6.1 million. The 9-well Pad N, brought on-line in July 2014, continues to post strong production rates that averaged 4.4 MMcf per well per day over its first 60 days of production, which is consistent with our type curve for that area.

In addition, Seneca began producing from a new 10-well pad at DCNR Tract 100 in Lycoming County, Pa., and a new 5-well pad at DCNR Tract 595 in Tioga County, Pa. On the new DCNR 100 Pad T, Seneca drilled its most successful Marcellus well to date, which produced at a 24-hour peak rate of 25.7 MMcf per day.

During fiscal year 2014, Seneca replaced 327% of production to reach a total of 1.914 Tcfe of proved crude oil and natural gas reserves as of September 30, 2014. Seneca’s success through the drill bit in the Marcellus Shale led to a 383 Bcf, or 30% increase in natural gas reserves, which totaled 1.683 Tcf at fiscal year end. Crude oil reserves, which decreased by 8% largely due to production, totaled 38.5 million barrels (“Bbls”) at September 30, 2014. Consolidated finding and development costs for the year were $1.15 per thousand cubic feet equivalent (“Mcfe”), down from fiscal 2013’s $1.31 per Mcfe.

Of the total reserves, 73% were classified as proved developed reserves. This is an increase from 71% proved developed reserves as of September 30, 2013. Proved undeveloped (“PUD”) reserves totaled 27% of the total reserves at the end of the fiscal year.

SUMMARY OF RESULTS

National Fuel Gas had consolidated earnings for the quarter ended September 30, 2014, of $57.4 million, or $0.68 per share, compared to the prior year’s fourth quarter of $47.8 million, or $0.57 per share, an increase of $9.6 million, or $0.11 per share. The increase is mainly due to higher earnings in the Midstream and Upstream businesses. (Note: All references to earnings per share are to diluted earnings per share, and all amounts used in the discussion of earnings are after tax unless otherwise noted.)

Consolidated earnings for the fiscal year ended September 30, 2014, of $299.4 million, or $3.52 per share, increased $39.4 million, or $0.44 per share, from the same period in the prior year where earnings were $260.0 million or $3.08 per share.

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OPERATING RESULTS

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
	2014	2013	2014	2013
(in thousands except per share amounts)
Reported GAAP earnings	$57,431	$47,842	$299,413	$260,001
Items impacting comparability[1]:
Deferred state income tax adjustment	(7,000)		(4,000)	5,000
Gain on life insurance policies			(3,635)
Regulatory adjustment - Utility segment		4,680		4,875

Operating Results	$50,431	$52,522	$291,778	$269,876

Reported GAAP earnings per share	$0.68	$0.57	$3.52	$3.08
Items impacting comparability[1]:
Deferred state income tax adjustment	(0.08)		(0.05)	0.06
Gain on life insurance policies			(0.04)
Regulatory adjustment - Utility segment		0.06		0.06

Operating Results	$0.60	$0.63	$3.43	$3.20

1    See discussion of these individual items below.

As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the quarter and fiscal year ended September 30, 2014, to the comparable periods in fiscal 2013. Excluding these items, Operating Results for the current quarter of $50.4 million, or $0.60 per share, decreased $2.1 million, or $0.03 per share, from the prior year’s fourth quarter where Operating Results were $52.5 million or $0.63 per share. Excluding these items, Operating Results for the fiscal year ended September 30, 2014, of $291.8 million, or $3.43 per share, increased $21.9 million, or $0.23 per share, from the prior year where Operating Results were $269.9 million or $3.20 per share. Items impacting comparability will be discussed in more detail with the discussion of segment earnings below.

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form at pages 11 through 14 of this report. It may be helpful to refer to those tables while reviewing this discussion.

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Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

The Exploration and Production segment’s earnings in the fourth quarter of fiscal 2014 of $33.7 million, or $0.40 per share, increased $4.4 million, or $0.05 per share, when compared with the prior year’s fourth quarter. In the current year’s fourth quarter Seneca reduced its state deferred income tax liability by $7.0 million. The decrease in income taxes was largely due to an anticipated increase in firm transportation of natural gas to Canadian delivery points, which decreased the effective tax rate used in the calculation of deferred tax expense. Excluding this adjustment, Operating Results in the Exploration and Production segment of $26.7 million, or $0.32 per share, decreased $2.6 million, or $0.03 per share, when compared to the prior year’s fourth quarter.

Overall production of natural gas and crude oil for the current quarter of 46.0 Bcfe increased approximately 12.7 Bcfe, or 38.3 percent, compared to the prior year’s fourth quarter. Production from Seneca’s Appalachia properties increased approximately 12.3 Bcfe or 43.8 percent. California production of 5.5 Bcfe increased 7.3 percent compared with the prior year’s fourth quarter due to increased development activities, primarily in the East Coalinga and South Midway Sunset fields.

Lower commodity prices realized after hedging reduced Operating Results. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended September 30, 2014, was $3.19 per thousand cubic feet (“Mcf”), a decrease of $0.80 per Mcf compared to the prior year’s fourth quarter. The weighted average crude oil price realized after hedging for the quarter ended September 30, 2014, was $93.70 per Bbl, a decrease of $5.50 per Bbl compared to the prior year’s fourth quarter.

On a per unit basis, quarterly depletion expense of $1.76 per Mcfe, decreased $0.20 per Mcfe due to higher natural gas reserve balances at September 30, 2014, compared to the prior year’s fourth quarter. On a per unit basis, lease operating and transportation expenses (“LOE”) at $1.02 per Mcfe increased $0.06 per Mcfe compared to the prior year’s fourth quarter due to higher intercompany gathering and compression costs associated with production from Tract 100 in Lycoming County, Pa., and the Clermont-Rich Valley area in Seneca’s WDA. Higher well repair and steam fuel costs in California also contributed to the per unit increase. General and administrative expenses (“G&A”) decreased $0.11 per Mcfe compared to the prior year’s fourth quarter, due to higher production. Operating Results were increased by a $4.7 million change in Seneca’s quarterly mark to market adjustment relating to hedging ineffectiveness associated with certain crude oil and natural gas hedges.

The Exploration and Production segment’s earnings were $121.6 million, or $1.43 per share, for the fiscal year ended September 30, 2014, compared to earnings of $115.4 million,

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or $1.37 per share, for the fiscal year ended September 30, 2013. Including the deferred income tax adjustment described above for the quarter, Seneca had deferred income tax adjustments in both fiscal 2013 and 2014, the sum of which decreased earnings by $5.0 million and increased earnings by $4.0 million, respectively. Excluding these items, Operating Results in the Exploration and Production segment of $117.6 million, or $1.38 per share, decreased $2.8 million, or $0.05 per share, when compared to the prior year.

Overall production of natural gas and crude oil for the fiscal year ended September 30, 2014, of 160.5 Bcfe increased approximately 39.8 Bcfe, or 33.0 percent, compared to the prior year. Production from Seneca’s Appalachia properties increased approximately 38.5 Bcfe or 38.2 percent. California production of 21.2 Bcfe increased 6.9 percent compared with the prior year.

Lower commodity prices realized after hedging in the current fiscal year reduced earnings. The weighted average natural gas price received by Seneca (after hedging) for the fiscal year ended September 30, 2014, was $3.56 per Mcf, a decrease of $0.54 per Mcf compared to the prior year. The weighted average crude oil price realized after hedging for the fiscal year ended September 30, 2014, was $95.55 per Bbl, a decrease of $2.66 per Bbl.

On a per unit basis for the fiscal year ended September 30, 2014, depletion expense of $1.85 per Mcfe decreased $0.17 per Mcfe due to higher natural gas reserve balances at September 30, 2014. LOE of $1.03 per Mcfe increased $0.04 per Mcfe due to higher intercompany transportation costs in Appalachia and higher steam fuel costs in California, and G&A of $0.40 per Mcfe decreased $0.12 per Mcfe compared to the prior year, due to higher production. Operating Results for the fiscal year ended September 30, 2014, were reduced by higher property taxes in California, a higher Pennsylvania impact fee, and higher interest expense due to a higher outstanding debt balance. These factors were partially offset by a net $2.3 million change in the derivative mark to market adjustment associated with certain crude oil and natural gas hedges.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

The Pipeline and Storage segment’s earnings of $19.1 million, or $0.22 per share, for the quarter ended September 30, 2014, increased $3.7 million, or $0.04 per share, when compared with the same period in the prior fiscal year. The increase in earnings reflects higher non-affiliated transportation revenues from new transportation contracts. As a result of the ongoing pricing basis differentials in the Marcellus basin, the Pipeline and Storage segment continues to see increased demand for transportation services from producers and

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marketers. Earnings for the quarter also benefitted from lower pension and other post retirement benefit costs.

The Pipeline and Storage segment’s earnings of $77.6 million, or $0.91 per share, for the fiscal year ended September 30, 2014, increased $14.3 million, or $0.16 per share, when compared with the same period in the prior fiscal year. The increase was mostly due to higher non-affiliated transportation revenues and lower pension and other post retirement benefit costs. The increase in transportation revenues was due to the Company's recent expansion projects as well as an overall increase in demand for short-term transportation services as a result of the cold winter of 2013-14.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Corporation’s (“Midstream”) subsidiary limited liability companies. The Gathering segment constructs, owns and operates natural gas pipeline gathering and processing facilities in the Appalachian region and currently provides the critical gathering infrastructure for transporting Seneca’s Marcellus Shale production to the interstate pipeline system.

The Gathering segment’s earnings of $10.5 million, or $0.12 per share, for the quarter ended September 30, 2014, increased $6.6 million, or $0.07 per share, when compared with the same period in the prior fiscal year. Earnings of $32.7 million, or $0.39 per share, for the fiscal year ended September 30, 2014, increased $19.4 million, or $0.23 per share, when compared with the same period in the prior fiscal year. The increase in earnings for the quarter and the fiscal year is mainly due to higher gathering revenues from Midstream’s Trout Run and Clermont gathering systems. That increase in revenue was directly related to the increase in Seneca’s production volumes as described above.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

The Utility segment’s loss of $0.5 million, or $0.01 per share, for the quarter ended September 30, 2014, compared to earnings of $0.7 million, or $0.01 per share, in the prior year’s fourth quarter, a decrease in earnings of $1.2 million or $0.02 per share. During the prior year’s fourth quarter, Distribution recorded a reserve of $4.7 million in connection with various issues raised in the recent New York rate proceeding. Excluding this reserve, Operating Results in the Utility segment decreased $5.9 million, or $0.08 per share, primarily as a result of higher operating costs. The increase in operating costs was mostly attributable to higher bad debt, pension and other post retirement benefit expenses. In addition, Distribution’s new rate agreement in New York contains an earnings sharing mechanism under which Distribution shares a portion of its earnings above a 9.5 percent return on equity. During the quarter, Distribution recorded a $0.8 million reserve for earnings sharing.

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The Utility segment’s earnings of $64.1 million, or $0.75 per share, for the fiscal year ended September 30, 2014, decreased $1.6 million, or $0.03 per share, when compared with the prior fiscal year. Excluding a total $4.9 million reserve recorded in the prior fiscal year in connection with the New York rate proceeding noted above, Operating Results decreased $6.5 million, or $0.09 per share, due to higher operating expenses, consisting mostly of higher bad debt, pension and other post retirement benefit related costs, and, a reserve for earnings sharing. Higher income taxes which were the result of a non-recurring tax benefit recorded in the prior year also reduced earnings. Colder weather in Pennsylvania increased earnings in the current year. Temperatures in Pennsylvania were 14.5 percent colder during the fiscal year ended September 30, 2014, than in the prior year. In New York, the impact of weather variations on earnings is mitigated by that jurisdiction’s weather normalization clause.

Energy Marketing Segment

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

The Energy Marketing segment’s earnings for the quarter ended September 30, 2014, of $0.7 million increased $1.8 million compared to the prior year’s fourth quarter due to higher per unit margins. Earnings for the fiscal year ended September 30, 2014, of $6.6 million increased $2.0 million due to higher per unit margins and higher volumes sold resulting from weather that was significantly colder than the prior year.

Corporate and All Other

The Corporate and All Other category primarily includes corporate operations. The category also includes the remaining operations of Seneca’s Northeast division that markets high quality hardwoods from Appalachian land holdings.

The Corporate and All Other category loss of $6.0 million in the quarter ended September 30, 2014, compares to a loss of $0.3 million in the prior year’s fourth quarter. The increase in the loss in the fourth quarter is mainly due to higher income taxes due to an intercompany deferred tax reallocation in the prior year’s fourth quarter.

The Corporate and All Other category loss of $3.1 million, for the fiscal year ended September 30, 2014, compares to a loss of $2.2 million in the prior year. The comparability of the fiscal year results is impacted by a $3.6 million gain recognized on corporate-owned executive life insurance policies. Excluding this item, Operating Results for the fiscal year ended September 30, 2014, a loss of $6.7 million, compares to a loss of $2.2 million in the prior year. The increase in the loss for the in the current fiscal year is mainly due to higher income taxes due to an intercompany deferred tax reallocation in the prior year.

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EARNINGS GUIDANCE

The Company is updating its GAAP earnings guidance range for fiscal 2015 to a range of $3.05 to $3.35 per share. The previous earnings guidance had been a range of $3.30 to $3.60 per share. Substantially all of the change is attributable to a decrease in the commodity price assumptions reflected in the forecast. In particular:

•
The Company is now assuming Marcellus spot pricing averages between $2.50 and $2.75 per Mcf, down $0.25 per Mcf from the previous range of $2.75 and $3.00 per Mcf. At the midpoint, this change reduced earnings expectations by approximately $0.14 per share.

•
NYMEX natural gas prices are now assumed to average $4.00 per MMBtu for the fiscal year, down $0.25 from the previous forecast. However, because substantially all of Seneca's firm sales have been hedged, this change had minimal impact on earnings expectations.

•
The Company is now assuming NYMEX crude oil prices average $85 per Bbl for the fiscal year, down $10.00 from the previous forecast. At the midpoint, this change reduced earnings expectations by approximately $0.10 per share.

The Company's forecast oil and gas production for fiscal 2015 is unchanged at 180 to 220 Bcfe.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, November 7, 2014, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-866-202-3048, using passcode “36011529.” For those unable to listen to the live conference call, a replay will be available at approximately 3 p.m. Eastern Time at the same website link and by phone at (toll-free) 1-888-286-8010, using passcode “40197121.” Both the webcast and telephonic replay will be available until the close of business on Friday, November 14, 2014.

National Fuel is an integrated energy company with $6.7 billion in assets, including the following five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brian M. Welsch	716-857-7875
Media Contact:	Donna L. DeCarolis	716-857-7872

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities

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Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in the price of natural gas or oil; changes in price differential between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas and oil having different quality, heating value, hydrocarbon mix or delivery date; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED SEPTEMBER 30, 2014
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fourth quarter 2013 GAAP earnings	$29,266	$15,442	$3,879	$662	$(1,152)	$(255)	$47,842
Items impacting comparability:
Regulatory adjustment - Utility segment				4,680			4,680
Fourth quarter 2013 operating results	29,266	15,442	3,879	5,342	(1,152)	(255)	52,522

Drivers of operating results
Higher (lower) crude oil prices	(2,796)						(2,796)
Higher (lower) natural gas prices	(21,374)						(21,374)
Higher (lower) natural gas production	31,974						31,974
Higher (lower) crude oil production	4,212						4,212
Derivative mark to market adjustments	4,655						4,655
Lower (higher) lease operating and transportation expenses	(9,565)						(9,565)
Lower (higher) depreciation / depletion	(10,323)		(563)	(264)			(11,150)

Higher (lower) transportation revenues		1,230					1,230
Higher (lower) storage revenues		(259)					(259)
Higher (lower) gathering and processing revenues			7,153				7,153
Lower (higher) operating expenses	(1,115)	2,272		(3,728)		405	(2,166)
Lower (higher) property, franchise and other taxes				(246)		(1,326)	(1,572)

Earnings sharing adjustment				(781)			(781)
Warmer weather				(515)			(515)

Higher (lower) margins					1,841	(776)	1,065

Higher (lower) AFUDC**		681					681

Lower (higher) income tax expense / effective tax rate	1,422					(4,513)	(3,091)

All other / rounding	305	(251)	52	(335)	(28)	465	208
Fourth quarter 2014 operating results	26,661	19,115	10,521	(527)	661	(6,000)	50,431
Items impacting comparability:
Deferred state income tax adjustment	7,000						7,000
Fourth quarter 2014 GAAP earnings	$33,661	$19,115	$10,521	$(527)	$661	$(6,000)	$57,431

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED SEPTEMBER 30, 2014
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fourth quarter 2013 GAAP earnings	$0.35	$0.18	$0.05	$0.01	$(0.01)	$(0.01)	$0.57
Items impacting comparability:
Regulatory adjustment - Utility segment				0.06			0.06
Fourth quarter 2013 operating results	0.35	0.18	0.05	0.07	(0.01)	(0.01)	0.63

Drivers of operating results
Higher (lower) crude oil prices	(0.03)						(0.03)
Higher (lower) natural gas prices	(0.25)						(0.25)
Higher (lower) natural gas production	0.38						0.38
Higher (lower) crude oil production	0.05						0.05
Derivative mark to market adjustments	0.05						0.05
Lower (higher) lease operating and transportation expenses	(0.11)						(0.11)
Lower (higher) depreciation / depletion	(0.12)		(0.01)	—			(0.13)

Higher (lower) transportation revenues		0.01					0.01
Higher (lower) storage revenues		—					—
Higher (lower) gathering and processing revenues			0.08				0.08
Lower (higher) operating expenses	(0.01)	0.03		(0.04)		—	(0.02)
Lower (higher) property, franchise and other taxes				—		(0.02)	(0.02)

Earnings sharing adjustment				(0.01)			(0.01)
Warmer weather				(0.01)			(0.01)

Higher (lower) margins					0.02	(0.01)	0.01

Higher (lower) AFUDC**		0.01					0.01

Lower (higher) income tax expense / effective tax rate	0.02					(0.05)	(0.03)

All other / rounding	(0.01)	(0.01)	—	(0.02)	—	0.03	(0.01)
Fourth quarter 2014 operating results	0.32	0.22	0.12	(0.01)	0.01	(0.06)	0.60
Items impacting comparability:
Deferred state income tax adjustment	0.08						0.08
Fourth quarter 2014 GAAP earnings	$0.40	$0.22	$0.12	$(0.01)	$0.01	$(0.06)	$0.68

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 2014
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fiscal 2013 GAAP earnings	$115,391	$63,245	$13,321	$65,686	$4,589	$(2,231)	$260,001
Items impacting comparability:
Deferred state income tax adjustment	5,000						5,000
Regulatory adjustment - Utility segment				4,875			4,875
Fiscal 2013 operating results	120,391	63,245	13,321	70,561	4,589	(2,231)	269,876

Drivers of operating results
Higher (lower) crude oil prices	(5,259)						(5,259)
Higher (lower) natural gas prices	(49,668)						(49,668)
Higher (lower) natural gas production	102,809						102,809
Higher (lower) crude oil production	13,075						13,075
Derivative mark to market adjustments	2,329						2,329
Insurance settlement proceeds adjustment	1,261			1,485			2,746
Lower (higher) lease operating and transportation expenses	(30,089)						(30,089)
Lower (higher) depreciation / depletion	(34,306)	(966)	(1,411)				(36,683)

Higher (lower) transportation revenues		11,658					11,658
Higher (lower) storage revenues		(436)					(436)
Higher (lower) gathering and processing revenues			23,289				23,289
Lower (higher) operating expenses	(2,738)	6,323	(1,076)	(9,122)			(6,613)
Lower (higher) property, franchise and other taxes	(2,317)	(927)		(801)		(685)	(4,730)

Colder weather				5,785			5,785
Earnings sharing adjustment				(1,637)			(1,637)

Higher (lower) margins					2,196		2,196

Income (loss) from unconsolidated subsidiaries						391	391

Higher (lower) AFUDC**		(393)					(393)

Lower (higher) interest expense	(1,617)		362	899			(356)

Lower (higher) income tax expense / effective tax rate	2,228	(497)	(1,892)	(2,427)		(4,712)	(7,300)

All other / rounding	1,470	(448)	116	(684)	(154)	488	788
Fiscal 2014 operating results	117,569	77,559	32,709	64,059	6,631	(6,749)	291,778
Items impacting comparability:
Gain on life insurance policies						3,635	3,635
Deferred state income tax adjustment	4,000						4,000
Fiscal 2014 GAAP earnings	$121,569	$77,559	$32,709	$64,059	$6,631	$(3,114)	$299,413

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 14.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
TWELVE MONTHS ENDED SEPTEMBER 30, 2014
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fiscal 2013 GAAP earnings	$1.37	$0.75	$0.16	$0.78	$0.05	$(0.03)	$3.08
Items impacting comparability:
Deferred state income tax adjustment	0.06						0.06
Regulatory adjustment - Utility segment				0.06			0.06
Fiscal 2013 operating results	1.43	0.75	0.16	0.84	0.05	(0.03)	3.20

Drivers of operating results
Higher (lower) crude oil prices	(0.06)						(0.06)
Higher (lower) natural gas prices	(0.58)						(0.58)
Higher (lower) natural gas production	1.21						1.21
Higher (lower) crude oil production	0.15						0.15
Derivative mark to market adjustments	0.03						0.03
Insurance settlement proceeds adjustment	0.01			0.02			0.03
Lower (higher) lease operating and transportation expenses	(0.35)						(0.35)
Lower (higher) depreciation / depletion	(0.40)	(0.01)	(0.02)				(0.43)

Higher (lower) transportation revenues		0.14					0.14
Higher (lower) storage revenues		(0.01)					(0.01)
Higher (lower) gathering and processing revenues			0.27				0.27
Lower (higher) operating expenses	(0.03)	0.07	(0.01)	(0.11)			(0.08)
Lower (higher) property, franchise and other taxes	(0.03)	(0.01)		(0.01)		(0.01)	(0.06)

Colder weather				0.07			0.07
Earnings sharing adjustment				(0.02)			(0.02)

Higher (lower) margins					0.03		0.03

Income (loss) from unconsolidated subsidiaries						—	—

Higher (lower) AFUDC**		—					—

Lower (higher) interest expense	(0.02)		—	0.01			(0.01)

Lower (higher) income tax expense / effective tax rate	0.03	(0.01)	(0.02)	(0.03)		(0.06)	(0.09)

All other / rounding	(0.01)	(0.01)	0.01	(0.02)	—	0.02	(0.01)
Fiscal 2014 operating results	1.38	0.91	0.39	0.75	0.08	(0.08)	3.43
Items impacting comparability:
Gain on life insurance policies						0.04	0.04
Deferred state income tax adjustment	0.05						0.05
Fiscal 2014 GAAP earnings	$1.43	$0.91	$0.39	0.75	$0.08	$(0.04)	$3.52

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2014	2013	2014	2013
Operating Revenues	$366,623	$338,863	$2,113,081	$1,829,551

Operating Expenses:
Purchased Gas	28,833	33,532	605,838	460,432
Operation and Maintenance	110,284	103,557	463,078	442,090
Property, Franchise and Other Taxes	21,597	18,881	90,711	82,431
Depreciation, Depletion and Amortization	103,905	86,257	383,781	326,760
	264,619	242,227	1,543,408	1,311,713

Operating Income	102,004	96,636	569,673	517,838

Other Income (Expense):
Interest Income	2,849	2,491	4,170	4,335
Other Income	2,615	1,032	9,461	4,697
Interest Expense on Long-Term Debt	(22,427)	(23,042)	(90,194)	(90,273)
Other Interest Expense	(623)	(941)	(4,083)	(3,838)

Income Before Income Taxes	84,418	76,176	489,027	432,759

Income Tax Expense	26,987	28,334	189,614	172,758

Net Income Available for Common Stock	$57,431	$47,842	$299,413	$260,001

Earnings Per Common Share:
Basic	$0.68	$0.57	$3.57	$3.11
Diluted	$0.68	$0.57	$3.52	$3.08

Weighted Average Common Shares:
Used in Basic Calculation	84,126,542	83,628,686	83,929,989	83,518,857
Used in Diluted Calculation	85,062,410	84,502,703	84,952,347	84,341,220

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,
(Thousands of Dollars)	2014	2013

ASSETS
Property, Plant and Equipment	$8,245,791	$7,313,203
Less - Accumulated Depreciation, Depletion and Amortization	2,502,700	2,161,477
Net Property, Plant and Equipment	5,743,091	5,151,726

Current Assets:
Cash and Temporary Cash Investments	36,886	64,858
Hedging Collateral Deposits	2,734	1,094
Receivables - Net	149,735	133,182
Unbilled Revenue	25,663	19,483
Gas Stored Underground	39,422	51,484
Materials and Supplies - at average cost	27,817	29,904
Unrecovered Purchased Gas Costs	—	12,408
Other Current Assets	54,752	56,905
Deferred Income Taxes	40,323	79,359
Total Current Assets	377,332	448,677

Other Assets:
Recoverable Future Taxes	163,485	163,355
Unamortized Debt Expense	14,304	16,645
Other Regulatory Assets	224,436	252,568
Deferred Charges	14,212	9,382
Other Investments	86,788	96,308
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	36,512	22,774
Fair Value of Derivative Financial Instruments	72,606	48,989
Other	1,355	2,447
Total Other Assets	619,174	617,944
Total Assets	$6,739,597	$6,218,347

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 84,157,220 Shares
and 83,661,969 Shares, Respectively	$84,157	$83,662
Paid in Capital	716,144	687,684
Earnings Reinvested in the Business	1,614,361	1,442,617
Accumulated Other Comprehensive Loss	(3,979)	(19,234)
Total Comprehensive Shareholders' Equity	2,410,683	2,194,729
Long-Term Debt, Net of Current Portion	1,649,000	1,649,000
Total Capitalization	4,059,683	3,843,729

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	85,600	—
Current Portion of Long-Term Debt	—	—
Accounts Payable	136,674	105,283
Amounts Payable to Customers	33,745	12,828
Dividends Payable	32,400	31,373
Interest Payable on Long-Term Debt	29,960	29,960
Customer Advances	19,005	21,959
Customer Security Deposits	15,761	16,183
Other Accruals and Current Liabilities	136,672	83,946
Fair Value of Derivative Financial Instruments	759	639
Total Current and Accrued Liabilities	490,576	302,171

Deferred Credits:
Deferred Income Taxes	1,456,283	1,347,007
Taxes Refundable to Customers	91,736	85,655
Unamortized Investment Tax Credit	1,145	1,579
Cost of Removal Regulatory Liability	173,199	157,622
Other Regulatory Liabilities	81,152	61,549
Pension and Other Post-Retirement Liabilities	134,202	158,014
Asset Retirement Obligations	117,713	119,511
Other Deferred Credits	133,908	141,510
Total Deferred Credits	2,189,338	2,072,447
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$6,739,597	$6,218,347

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Twelve Months Ended
	September 30,
(Thousands of Dollars)	2014	2013

Operating Activities:
Net Income Available for Common Stock	$299,413	$260,001
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	383,781	326,760
Deferred Income Taxes	142,415	167,887
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(4,641)	(675)
Stock-Based Compensation	11,763	12,446
Other	14,063	14,965
Change in:
Hedging Collateral Deposits	(1,640)	(730)
Receivables and Unbilled Revenue	(22,781)	(17,135)
Gas Stored Underground and Materials and Supplies	13,285	(3,016)
Unrecovered Purchased Gas Costs	12,408	(12,408)
Other Current Assets	(3,630)	(109)
Accounts Payable	15,149	8,303
Amounts Payable to Customers	20,917	(7,136)
Customer Advances	(2,954)	(2,096)
Customer Security Deposits	(422)	(1,759)
Other Accruals and Current Liabilities	6,872	666
Other Assets	18,513	(5,757)
Other Liabilities	6,879	(1,635)
Net Cash Provided by Operating Activities	$909,390	$738,572

Investing Activities:
Capital Expenditures	$(914,417)	$(703,461)
Other	5,982	(2,522)
Net Cash Used in Investing Activities	$(908,435)	$(705,983)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$85,600	$(171,000)
Excess Tax Benefits Associated with Stock-Based Compensation Awards	4,641	675
Reduction of Long-Term Debt	—	(250,000)
Net Proceeds From Issuance of Long-Term Debt	—	495,415
Dividends Paid on Common Stock	(126,642)	(122,710)
Net Proceeds From Issuance of Common Stock	7,474	5,395
Net Cash Used in Financing Activities	$(28,927)	$(42,225)

Net Decrease in Cash and Temporary Cash Investments	(27,972)	(9,636)
Cash and Temporary Cash Investments at Beginning of Period	64,858	74,494
Cash and Temporary Cash Investments at September 30	$36,886	$64,858

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
EXPLORATION AND PRODUCTION SEGMENT	2014	2013	Variance	2014	2013	Variance
Total Operating Revenues	$209,967	$184,195	$25,772	$804,096	$702,937	$101,159

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	15,783	15,073	710	63,804	62,162	1,642
Lease Operating and Transportation Expense	46,684	31,967	14,717	165,534	119,243	46,291
All Other Operation and Maintenance Expense	3,459	2,454	1,005	14,521	11,950	2,571
Property, Franchise and Other Taxes	5,223	5,295	(72)	20,765	17,199	3,566
Depreciation, Depletion and Amortization	81,031	65,150	15,881	296,210	243,431	52,779
	152,180	119,939	32,241	560,834	453,985	106,849

Operating Income	57,787	64,256	(6,469)	243,262	248,952	(5,690)

Other Income (Expense):
Interest Income	604	312	292	1,909	1,501	408
Other Interest Expense	(10,584)	(10,566)	(18)	(42,232)	(39,745)	(2,487)

Income Before Income Taxes	47,807	54,002	(6,195)	202,939	210,708	(7,769)
Income Tax Expense	14,146	24,736	(10,590)	81,370	95,317	(13,947)
Net Income	$33,661	$29,266	$4,395	$121,569	$115,391	$6,178

Net Income Per Share (Diluted)	$0.40	$0.35	$0.05	$1.43	$1.37	$0.06

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
PIPELINE AND STORAGE SEGMENT	2014	2013	Variance	2014	2013	Variance
Revenues from External Customers	$47,835	$45,288	$2,547	$200,664	$178,184	$22,480
Intersegment Revenues	20,280	21,207	(927)	83,744	89,424	(5,680)
Total Operating Revenues	68,115	66,495	1,620	284,408	267,608	16,800

Operating Expenses:
Purchased Gas	596	525	71	1,878	1,573	305
Operation and Maintenance	18,714	22,209	(3,495)	72,624	82,351	(9,727)
Property, Franchise and Other Taxes	6,232	5,876	356	23,884	22,458	1,426
Depreciation, Depletion and Amortization	9,469	8,997	472	36,642	35,156	1,486
	35,011	37,607	(2,596)	135,028	141,538	(6,510)

Operating Income	33,104	28,888	4,216	149,380	126,070	23,310

Other Income (Expense):
Interest Income	96	37	59	284	193	91
Other Income	988	256	732	1,423	1,856	(433)
Other Interest Expense	(6,414)	(6,705)	291	(26,428)	(26,248)	(180)

Income Before Income Taxes	27,774	22,476	5,298	124,659	101,871	22,788
Income Tax Expense	8,659	7,034	1,625	47,100	38,626	8,474
Net Income	$19,115	$15,442	$3,673	$77,559	$63,245	$14,314

Net Income Per Share (Diluted)	$0.22	$0.18	$0.04	$0.91	$0.75	$0.16

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
GATHERING SEGMENT	2014	2013	Variance	2014	2013	Variance
Revenues from External Customers	$(100)	$456	$(556)	$673	$1,324	$(651)
Intersegment Revenues	21,396	9,835	11,561	69,937	33,457	36,480
Total Operating Revenues	21,296	10,291	11,005	70,610	34,781	35,829

Operating Expenses:
Operation and Maintenance	1,784	1,447	337	6,383	4,727	1,656
Property, Franchise and Other Taxes	43	44	(1)	167	277	(110)
Depreciation, Depletion and Amortization	2,004	1,138	866	6,116	3,945	2,171
	3,831	2,629	1,202	12,666	8,949	3,717

Operating Income	17,465	7,662	9,803	57,944	25,832	32,112

Other Income (Expense):
Interest Income	34	22	12	120	55	65
Other Income	2	3	(1)	7	4	3
Other Interest Expense	(506)	(589)	83	(1,726)	(2,283)	557

Income Before Income Taxes	16,995	7,098	9,897	56,345	23,608	32,737
Income Tax Expense	6,474	3,219	3,255	23,636	10,287	13,349
Net Income	$10,521	$3,879	$6,642	$32,709	$13,321	$19,388

Net Income Per Share (Diluted)	$0.12	$0.05	$0.07	$0.39	$0.16	$0.23

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
UTILITY SEGMENT	2014	2013	Variance	2014	2013	Variance
Revenues from External Customers	$79,295	$77,108	$2,187	$831,156	$730,319	$100,837
Intersegment Revenues	1,897	2,008	(111)	18,462	16,020	2,442
Total Operating Revenues	81,192	79,116	2,076	849,618	746,339	103,279

Operating Expenses:
Purchased Gas	22,893	24,797	(1,904)	446,883	362,250	84,633
Operation and Maintenance	40,628	34,940	5,688	193,354	177,597	15,757
Property, Franchise and Other Taxes	9,795	9,400	395	44,738	42,323	2,415
Depreciation, Depletion and Amortization	11,099	10,693	406	43,594	42,729	865
	84,415	79,830	4,585	728,569	624,899	103,670

Operating Income (Loss)	(3,223)	(714)	(2,509)	121,049	121,440	(391)

Other Income (Expense):
Interest Income	2,805	2,423	382	3,010	3,417	(407)
Other Income	510	270	240	1,611	970	641
Other Interest Expense	(6,710)	(6,782)	72	(27,693)	(29,076)	1,383

Income (Loss) Before Income Taxes	(6,618)	(4,803)	(1,815)	97,977	96,751	1,226
Income Tax Expense (Benefit)	(6,091)	(5,465)	(626)	33,918	31,065	2,853
Net Income	$(527)	$662	$(1,189)	$64,059	$65,686	$(1,627)

Net Income Per Share (Diluted)	$(0.01)	$0.01	$(0.02)	$0.75	$0.78	$(0.03)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
ENERGY MARKETING SEGMENT	2014	2013	Variance	2014	2013	Variance
Revenues from External Customers	$28,658	$29,707	$(1,049)	$271,993	$211,990	$60,003
Intersegment Revenues	221	305	(84)	1,159	1,384	(225)
Total Operating Revenues	28,879	30,012	(1,133)	273,152	213,374	59,778

Operating Expenses:
Purchased Gas	26,717	30,683	(3,966)	256,625	200,226	56,399
Operation and Maintenance	1,526	1,609	(83)	6,176	6,099	77
Property, Franchise and Other Taxes	5	9	(4)	16	86	(70)
Depreciation, Depletion and Amortization	51	47	4	197	123	74
	28,299	32,348	(4,049)	263,014	206,534	56,480

Operating Income (Loss)	580	(2,336)	2,916	10,138	6,840	3,298

Other Income (Expense):
Interest Income	59	34	25	173	169	4
Other Income	26	13	13	112	66	46
Other Interest Expense	(8)	(8)	0	(31)	(36)	5

Income (Loss) Before Income Taxes	657	(2,297)	2,954	10,392	7,039	3,353
Income Tax Expense (Benefit)	(4)	(1,145)	1,141	3,761	2,450	1,311
Net Income (Loss)	$661	$(1,152)	$1,813	$6,631	$4,589	$2,042

Net Income (Loss) Per Share (Diluted)	$0.01	$(0.01)	$0.02	$0.08	$0.05	$0.03

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
ALL OTHER	2014	2013	Variance	2014	2013	Variance
Total Operating Revenues	$738	$1,880	$(1,142)	$3,532	$3,910	$(378)
Operating Expenses:
Operation and Maintenance	223	355	(132)	1,098	1,263	(165)
Property, Franchise and Other Taxes	175	100	75	656	581	75
Depreciation, Depletion and Amortization	84	33	51	344	577	(233)
	482	488	(6)	2,098	2,421	(323)

Operating Income	256	1,392	(1,136)	1,434	1,489	(55)

Other Income (Expense):
Interest Income	26	21	5	106	115	(9)
Other Income (Loss)	42	(132)	174	448	(179)	627
Other Interest Expense	(4)	(1)	(3)	(6)	(2)	(4)

Income Before Income Taxes	320	1,280	(960)	1,982	1,423	559
Income Tax Expense	137	393	(256)	822	529	293
Net Income	$183	$887	$(704)	$1,160	$894	$266

Net Income Per Share (Diluted)	$0.01	$0.01	$—	$0.01	$0.01	$—

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
CORPORATE	2014	2013	Variance	2014	2013	Variance
Revenues from External Customers	$230	$229	$1	$967	$887	$80
Intersegment Revenues	946	957	(11)	3,799	3,419	380
Total Operating Revenues	1,176	1,186	(10)	4,766	4,306	460
Operating Expenses:
Operation and Maintenance	4,850	5,342	(492)	17,137	16,785	352
Property, Franchise and Other Taxes	124	(1,843)	1,967	485	(493)	978
Depreciation, Depletion and Amortization	167	199	(32)	678	799	(121)
	5,141	3,698	1,443	18,300	17,091	1,209

Operating Loss	(3,965)	(2,512)	(1,453)	(13,534)	(12,785)	(749)

Other Income (Expense):
Interest Income	24,074	23,891	183	96,838	95,141	1,697
Other Income	1,047	622	425	5,860	1,980	3,880
Interest Expense on Long-Term Debt	(22,427)	(23,042)	615	(90,194)	(90,273)	79
Other Interest Expense	(1,246)	(539)	(707)	(4,237)	(2,704)	(1,533)

Loss Before Income Taxes	(2,517)	(1,580)	(937)	(5,267)	(8,641)	3,374
Income Tax Expense (Benefit)	3,666	(438)	4,104	(993)	(5,516)	4,523
Net Loss	$(6,183)	$(1,142)	$(5,041)	$(4,274)	$(3,125)	$(1,149)

Net Loss Per Share (Diluted)	$(0.07)	$(0.02)	$(0.05)	$(0.05)	$(0.04)	$(0.01)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
INTERSEGMENT ELIMINATIONS	2014	2013	Variance	2014	2013	Variance
Intersegment Revenues	$(44,740)	$(34,312)	$(10,428)	$(177,101)	$(143,704)	$(33,397)
Operating Expenses:
Purchased Gas	(21,373)	(22,473)	1,100	(99,548)	(103,617)	4,069
Operation and Maintenance	(23,367)	(11,839)	(11,528)	(77,553)	(40,087)	(37,466)
	(44,740)	(34,312)	(10,428)	(177,101)	(143,704)	(33,397)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(24,849)	(24,249)	(600)	(98,270)	(96,256)	(2,014)
Other Interest Expense	24,849	24,249	600	98,270	96,256	2,014
Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Twelve Months Ended
	September 30,					September 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2014		2013		(Decrease)	2014		2013		(Decrease)

Capital Expenditures:
Exploration and Production	$158,340	(1)	$148,120	(2)	$10,220	$602,705	(1)(2)	$533,129	(2)(3)	$69,576
Pipeline and Storage	74,884	(1)	15,144	(2)	59,740	139,821	(1)(2)	56,144	(2)(3)	83,677
Gathering	44,561	(1)	19,944	(2)	24,617	137,799	(1)(2)	54,792	(2)(3)	83,007
Utility	27,895	(1)	29,002	(2)	(1,107)	88,810	(1)(2)	71,970	(2)(3)	16,840
Energy Marketing	71		67		4	264		595		(331)
Total Reportable Segments	305,751		212,277		93,474	969,399		716,630		252,769
All Other	101		215		(114)	274		307		(33)
Corporate	19		76		(57)	234		160		74
Total Capital Expenditures	$305,871		$212,568		$93,303	$969,907		$717,097		$252,810

(1)
Capital expenditures for the quarter and year ended September 30, 2014, include accounts payable and accrued liabilities related to capital expenditures of $80.1 million, $28.1 million, $20.1 million, and $8.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at September 30, 2014, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the year ended September 30, 2014, exclude capital expenditures of $58.5 million, $5.6 million, $6.7 million and $10.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2013 and paid during the year ended September 30, 2014. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2013, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2014.

(3)
Capital expenditures for the year ended September 30, 2013, exclude capital expenditures of $38.9 million, $12.7 million, $12.7 million and $3.2 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2012 and paid during the year ended September 30, 2013. These amounts were excluded from the Consolidated Statements of Cash Flows at September 30, 2012, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2013.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended September 30	Normal	2014	2013	Normal (1)	Last Year (1)

Buffalo, NY	162	130	168	(19.8)	(22.6)
Erie, PA	124	117	132	(5.6)	(11.4)

Twelve Months Ended September 30

Buffalo, NY	6,617	7,087	6,139	7.1	15.4
Erie, PA	6,147	6,742	5,888	9.7	14.5

(1)Percents compare actual 2014 degree days to normal degree days and actual 2014 degree days to actual 2013 degree days.

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	40,456	28,116	12,340	139,097	100,633	38,464
West Coast	808	819	(11)	3,210	3,060	150
Total Production	41,264	28,935	12,329	142,307	103,693	38,614

Average Prices (Per Mcf)
Appalachia	$2.84	$3.26	$(0.42)	$3.55	$3.49	$0.06
West Coast	6.42	6.62	(0.20)	6.75	6.61	0.14
Weighted Average	2.91	3.35	(0.44)	3.62	3.58	0.04
Weighted Average after Hedging	3.19	3.99	(0.80)	3.56	4.10	(0.54)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	8	7	1	31	28	3
West Coast	774	710	64	3,005	2,803	202
Total Production	782	717	65	3,036	2,831	205

Average Prices (Per Barrel)
Appalachia	$95.06	$105.96	$(10.90)	$96.34	$96.48	$(0.14)
West Coast	93.72	105.18	(11.46)	98.25	103.14	(4.89)
Weighted Average	93.73	105.19	(11.46)	98.23	103.07	(4.84)
Weighted Average after Hedging	93.70	99.20	(5.50)	95.55	98.21	(2.66)

Total Production (Mmcfe)	45,956	33,237	12,719	160,523	120,679	39,844

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.34	$0.45	$(0.11)	$0.40	$0.52	$(0.12)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$1.02	$0.96	$0.06	$1.03	$0.99	$0.04
Depreciation, Depletion & Amortization per Mcfe (1)	$1.76	$1.96	$(0.20)	$1.85	$2.02	$(0.17)

(1)	Refer to page 18 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)
Amounts include transportation expense of $0.49 and $0.34 per Mcfe for the three months ended September 30, 2014 and September 30, 2013, respectively. Amounts include transportation expense of $0.46 and $0.34 per Mcfe for the twelve months ended September 30, 2014 and September 30, 2013, respectively.

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2015

	Volume		Average Hedge Price
Oil Swaps
Midway Sunset (MWSS)	258,000	BBL	$92.10 / BBL
Brent	903,000	BBL	$98.42 / BBL
NYMEX	396,000	BBL	$90.14 / BBL
Total	1,557,000	BBL	$95.27 / BBL

Gas Swaps
NYMEX	70,690,000	MMBTU	$4.16 / MMBTU
Dominion Transmission Appalachian (DOM)	24,840,000	MMBTU	$3.74 / MMBTU
Southern California City Gate (SoCal)	1,200,000	MMBTU	$4.35 / MMBTU
Fixed Price Physical Sales	16,700,000	MMBTU	$3.77 / MMBTU
Total	113,430,000	MMBTU	$4.01 / MMBTU

Hedging Summary for Fiscal 2016

	Volume		Average Hedge Price
Oil Swaps
MWSS	36,000	BBL	$92.10 / BBL
Brent	933,000	BBL	$95.18 / BBL
NYMEX	300,000	BBL	$86.09 / BBL
Total	1,269,000	BBL	$92.95 / BBL

Gas Swaps
NYMEX	32,350,000	MMBTU	$4.24 / MMBTU
DOM	18,840,000	MMBTU	$3.78 / MMBTU
Michigan Consolidated City Gate (Mich Con)	9,000,000	MMBTU	$4.10 / MMBTU
Dawn Ontario (Dawn)	5,490,000	MMBTU	$4.36 / MMBTU
Fixed Price Physical Sales	18,300,000	MMBTU	$3.77 / MMBTU
Total	83,980,000	MMBTU	$4.03 / MMBTU

Hedging Summary for Fiscal 2017

	Volume		Average Hedge Price
Oil Swaps
Brent	384,000	BBL	$92.30 / BBL

Gas Swaps
NYMEX	23,130,000	MMBTU	$4.50 / MMBTU
DOM	12,720,000	MMBTU	$3.87 / MMBTU
Mich Con	3,000,000	MMBTU	$4.10 / MMBTU
Dawn	7,950,000	MMBTU	$4.14 / MMBTU
Fixed Price Physical Sales	18,250,000	MMBTU	$3.77 / MMBTU
Total	65,050,000	MMBTU	$4.11 / MMBTU

Hedging Summary for Fiscal 2018

	Volume		Average Hedge Price
Oil Swaps
Brent	75,000	BBL	$91.00 / BBL

Gas Swaps
NYMEX	5,550,000	MMBTU	$4.59 / MMBTU
Fixed Price Physical Sales	1,550,000	MMBTU	$3.77 / MMBTU
Total	7,100,000	MMBTU	$4.41 / MMBTU

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Gross Wells in Process of Drilling
Twelve Months Ended September 30, 2014
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	1.000	(1)	0.000	1.000
Developmental	71.000	(1)(2)	0.000	71.000
Wells Commenced
Exploratory	5.000		2.000	7.000
Developmental	63.000		90.000	153.000
Wells Completed
Exploratory	5.000		2.000	7.000
Developmental	53.000		87.000	140.000
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	2.000		1.000	3.000
Wells in Process - End of Period
Exploratory	1.000		0.000	1.000
Developmental	79.000		2.000	81.000

(1)	Gross exploratory wells were increased by 1 and developmental wells were decreased by 1.

(2)	Beginning of year number has been adjusted to remove 4 developmental wells.

Net Wells in Process of Drilling
Twelve Months Ended September 30, 2014
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	1.000	(1)	0.000	1.000
Developmental	56.500	(1)(2)	0.000	56.500
Wells Commenced
Exploratory	4.832		1.533	6.365
Developmental	63.000		87.720	150.720
Wells Completed
Exploratory	4.832		1.533	6.365
Developmental	53.000		84.720	137.720
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	2.000		1.000	3.000
Wells in Process - End of Period
Exploratory	1.000		0.000	1.000
Developmental	64.500		2.000	66.500

(1)	Net exploratory wells were increased by 1 and developmental wells were decreased by 1.

(2)	Beginning of year number has been adjusted to remove 4 developmental wells (3.5 net wells).

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Reserve Quantity Information
(Unaudited)

	Gas MMcf
	U.S.
	Appalachian	West Coast	Total
	Region	Region	Company
Proved Developed and Undeveloped Reserves:
September 30, 2013	1,238,738	60,777	1,299,515
Extensions and Discoveries	446,821	—	446,821
Revisions of Previous Estimates	43,690	1,358	45,048
Production	(139,097)	(3,210)	(142,307)
Purchases of Minerals in Place	33,986	—	33,986
Sales of Minerals in Place	(76)	(103)	(179)
September 30, 2014	1,624,062	58,822	1,682,884

Proved Developed Reserves:

September 30, 2013	807,055	59,862	866,917
September 30, 2014	1,119,901	57,907	1,177,808

	Oil Mbbl
	U.S.
	Appalachian	West Coast	Total
	Region	Region	Company
Proved Developed and Undeveloped Reserves:
September 30, 2013	283	41,315	41,598
Extensions and Discoveries	18	1,521	1,539
Revisions of Previous Estimates	(17)	(1,677)	(1,694)
Production	(31)	(3,005)	(3,036)
Purchases of Minerals in Place	—	83	83
Sales of Minerals in Place	—	(13)	(13)
September 30, 2014	253	38,224	38,477

Proved Developed Reserves:

September 30, 2013	283	38,082	38,365
September 30, 2014	253	37,002	37,255

Page 27.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
Firm Transportation - Affiliated	14,362	11,064	3,298	110,327	97,702	12,625
Firm Transportation - Non-Affiliated	141,656	137,533	4,123	620,944	478,103	142,841
Interruptible Transportation	946	1,491	(545)	4,724	3,997	727
	156,964	150,088	6,876	735,995	579,802	156,193

Gathering Volume - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
Gathered Volume - Affiliated	41,485	26,678	14,807	138,726	93,449	45,277

Utility Throughput - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
Retail Sales:
Residential Sales	3,628	3,629	(1)	60,101	52,753	7,348
Commercial Sales	476	461	15	8,834	7,486	1,348
Industrial Sales	16	128	(112)	393	947	(554)
	4,120	4,218	(98)	69,328	61,186	8,142
Off-System Sales	230	—	230	4,564	6,717	(2,153)
Transportation	10,761	9,613	1,148	80,949	69,149	11,800
	15,111	13,831	1,280	154,841	137,052	17,789

Energy Marketing Volume
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
Natural Gas (MMcf)	6,846	6,608	238	52,694	46,875	5,819

Page 28.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2015 EARNINGS GUIDANCE AND SENSITIVITIES

Earnings per share sensitivity to changes
Fiscal 2015 (Diluted earnings per share guidance*)				from prices used in guidance* ^

				$0.50 change per MMBtu gas				$5 change per Bbl oil
	Range			Increase		Decrease		Increase		Decrease

Consolidated Earnings	$3.05	-	$3.35	+	$0.25	-	$0.25	+	$0.05	-	$0.05

* Please refer to forward looking statement footnote beginning at page 9 of document.
^ This sensitivity table is current as of November 6, 2014 and only considers revenue from the Exploration and Production segment's crude oil and natural gas sales. This revenue is based upon pricing used in the Company's earnings forecast. For its fiscal 2015 earnings forecast, the Company is utilizing average NYMEX equivalent commodity pricing, exclusive of basis differential, of $4.00 per MMBtu for natural gas and $85 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca's production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

Page 29.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results, for measuring the Company’s cash flow and liquidity, and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Operating Results as reported GAAP earnings before items impacting comparability. The table at page 4 of this report reconciles National Fuel's reported GAAP earnings to Operating Results for the three and twelve months ended September 30, 2014 and 2013.

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, depreciation, depletion and amortization, interest and other income, impairments, items impacting comparability and income taxes.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and twelve months ended September 30, 2014 and 2013:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
(in thousands)
Reported GAAP Earnings	$57,431	$47,842	$299,413	$260,001
Depreciation, Depletion and Amortization	103,905	86,257	383,781	326,760
Interest and Other Income	(5,464)	(3,523)	(13,631)	(9,032)
Interest Expense	23,050	23,983	94,277	94,111
Income Taxes	26,987	28,334	189,614	172,758
Regulatory adjustment - Utility segment	—	7,200	—	7,500
Adjusted EBITDA	$205,909	$190,093	$953,454	$852,098

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$42,573	$37,885	$186,022	$161,226
Gathering Adjusted EBITDA	19,469	8,800	64,060	29,777
Total Midstream Businesses Adjusted EBITDA	62,042	46,685	250,082	191,003
Exploration and Production Adjusted EBITDA	138,818	129,406	539,472	492,383
Utility Adjusted EBITDA	7,876	17,179	164,643	171,669
Energy Marketing Adjusted EBITDA	631	(2,289)	10,335	6,963
Corporate and All Other Adjusted EBITDA	(3,458)	(888)	(11,078)	(9,920)
Total Adjusted EBITDA	$205,909	$190,093	$953,454	$852,098

Page 30.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended September 30 (unaudited)	2014	2013

Operating Revenues	$366,623,000	$338,863,000

Net Income Available for Common Stock	$57,431,000	$47,842,000

Earnings Per Common Share:
Basic	$0.68	$0.57
Diluted	$0.68	$0.57

Weighted Average Common Shares:
Used in Basic Calculation	84,126,542	83,628,686
Used in Diluted Calculation	85,062,410	84,502,703

Twelve Months Ended September 30 (unaudited)

Operating Revenues	$2,113,081,000	$1,829,551,000

Net Income Available for Common Stock	$299,413,000	$260,001,000

Earnings Per Common Share:
Basic	$3.57	$3.11
Diluted	$3.52	$3.08

Weighted Average Common Shares:
Used in Basic Calculation	83,929,989	83,518,857
Used in Diluted Calculation	84,952,347	84,341,220